UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2010

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H & H IMPORTS, INC.

(Exact name of registrant as specified in its charter)

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Florida	000-53539	80-0149096
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14044 Icot Boulevard

Clearwater, Florida 33768

(Address of principal executive offices) (Zip Code)

727.288.2739

Registrant’s telephone number, including area code

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01

Changes in Registrant’s Certifying Accountant.

(a)

On June 22, 2010, H & H Imports, Inc. (the “Company”) dismissed Lake & Associates, CPA’s as the Company’s independent registered public accounting firm. The decision to change the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors.

(b)

During the fiscal years ended February 29, 2010 and February 28, 2009 and the interim period through June 22, 2010, there were no disagreements with Lake & Associates, CPA’s on any matter of accounting principles or practices, financial statement disclosure, or accounting scope or procedure, which disagreements, if not resolved to the satisfaction of Lake & Associates, CPA’s, would have caused Lake & Associates, CPA’s to make reference thereto in its report on the financial statements for such years.

(c)

During the fiscal years ended February 29, 2010 and February 28, 2009 and the interim period through June 22, 2010, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

(d)

The report of Lake & Associates, CPA’s on the Company’s financial statements as of and for the fiscal years ended February 29, 2010 and February 28, 2009 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle, other than uncertainty as to the Company’s ability to continue as a going concern.

(e)

We have requested that Lake & Associates, CPA’s furnish a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether Lake & Associates, CPA’s agrees with the above statements made by us. A copy of this letter addressed to the SEC, dated June 23, 2010, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(f)

On June 22, 2010, the Company engaged Jewett Schwartz Wolfe & Associates, as its new independent registered public accounting firm. The Company has not consulted with Jewett, Schwartz, Wolfe & Associates during the fiscal years ended February 28, 2010 and February 29, 2009 and the interim period through June 22, 2010, on either the application of accounting principles or type of opinion Jewett, Schwartz, Wolfe & Associates might issue on the Company’s financial statements.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits:

Exhibit No.

Description

16.1

Letter of former accountants, Lake & Associates, CPA’s

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

H & H IMPORTS, INC.

By:	/s/ Steve Rogai
Steve Rogai
President

Date: June 23, 2010